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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-60091 of The Lubrizol Corporation on Form S-3 of our report dated February 5, 1998, incorporated by reference in the Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Cleveland, Ohio

August 28, 1998